                                                                    Exhibit 4.10


                       AMENDMENT NO. 4 TO CREDIT AGREEMENT

     This Amendment No. 4 to Credit Agreement (this "Amendment") is entered into as of November 9, 2001, by and among Midas, Inc. and Midas International Corporation (collectively, the "Borrowers" and individually, a "Borrower"), the undersigned Lenders, Bank One, NA (formerly known as The First National Bank of Chicago), as administrative agent (the "Administrative Agent"), and Credit Suisse First Boston, as co-agent (the "Co-Agent").

                                    RECITALS
                                    --------

     A. The Borrowers, the lenders party thereto (the "Lenders"), the Administrative Agent and the Co-Agent are party to that certain Credit Agreement dated as of January 22, 1998 (as amended as of April 3, 1998, October 16, 1998 and February 8, 1999, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

     B. The Borrowers, the Administrative Agent, the Co-Agent and the undersigned Lenders wish to further amend the Credit Agreement on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

     1. Amendments to Credit Agreement. Upon the "Effective Date" (as defined
        ------------------------------
below), the Credit Agreement shall be amended as follows:


        (a) Article I of the Credit Agreement is hereby amended as follows:

        (i) The definitions of "Alternate Base Rate Advance," "Applicable Eurodollar Margin," "Borrowing Date," "Commitment," "Facility Fee Percentage," "Indebtedness," "Notes," "Obligations," "pro-rata" and "Required Lenders" are deleted in their entirety and replaced with the following:

                "Alternate Base Rate Advance" means an Advance which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate.

                "Applicable Eurodollar Margin" means, subject to the penultimate sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as the Debt to EBITDA Ratio of Midas shall fall within the indicated ranges:


---------------------------------------------------------------      -------------------------------------------
                      Debt to EBITDA Ratio                                  Applicable Eurodollar Margin
---------------------------------------------------------------      -------------------------------------------
       greater than or equal to 3.25:1.0                                                2.90%
---------------------------------------------------------------      -------------------------------------------
  less than 3.25:1.0 but greater than or equal to 3.0:1.0                               2.50%
---------------------------------------------------------------      -------------------------------------------
    less than 3.0:1.0 but greater than or equal 2.5:1.0                                 2.10%
---------------------------------------------------------------      -------------------------------------------
    less than 2.5:1.0 but greater than or equal  2.0:1.0                                1.90%
---------------------------------------------------------------      -------------------------------------------

---------------------------------------------------------------      -------------------------------------------
    less than 2.0:1.0 but greater than or equal 1.5:1.0                                 1.70%
---------------------------------------------------------------      -------------------------------------------
                  less than  1.5:1.0                                                    1.25%
---------------------------------------------------------------      -------------------------------------------

The Debt to EBITDA Ratio shall be calculated by Midas as of the end of each Fiscal Quarter commencing (for the purposes of determining the Applicable Eurodollar Margin) as of the end of the fourth Fiscal Quarter in 2001 and shall be reported to the Administrative Agent pursuant to a certificate executed by the chief financial officer of Midas and delivered in accordance with Section 6.1(c) hereof. The Applicable Eurodollar Margin shall be adjusted, if necessary, as of the tenth day after the actual delivery date for the certificate referenced above; provided, that if such certificate, together with the financial statements to which such certificate relates, are not delivered within 15 days after the date required for delivery of such certificate, then the Applicable Eurodollar Margin shall be equal to 2.90% for the relevant quarter. Until adjusted as described above after the end of the fourth Fiscal Quarter in 2001 (and retroactive to October 15, 2001), the Applicable Eurodollar Margin shall be equal to 2.50%. The Applicable Eurodollar Margin for any Eurodollar Interest Period shall be that in effect on the first day of such Eurodollar Interest Period and shall not change during such Eurodollar Interest Period.

     "Borrowing Date" means a date on which an Advance or a Swing Line Loan is made or a Facility Letter of Credit is issued hereunder.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans and participate in Facility Letters of Credit not exceeding the amount set forth opposite its name on Schedule I hereto and as set forth in any Notice of Assignment relating to any assignment which has become effective pursuant to
Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Facility Fee Percentage" means, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as the Debt to EBITDA Ratio of Midas shall fall within the indicated ranges:

------------------------------------------------------- -------------------------------------------
                 Debt to EBITDA Ratio                             Facility Fee Percentage
------------------------------------------------------- -------------------------------------------
           greater than or equal  3.25:1.0                                   .60%
------------------------------------------------------- -------------------------------------------
 less than 3.25:1.0 but greater than or equal  3.0:1.0                       .50%
------------------------------------------------------- -------------------------------------------
 less than 3.0:1.0 but greater than or equal  2.5:1.0                        .40%
------------------------------------------------------- -------------------------------------------
 less than 2.5:1.0 but greater than or equal  2.0:1.0                        .35%
------------------------------------------------------- -------------------------------------------
 less than 2.0:1.0 but greater than or equal  1.5:1.0                        .30%
------------------------------------------------------- -------------------------------------------
                 less than 1.5:1.0                                           .25%
------------------------------------------------------- -------------------------------------------


The Debt to EBITDA Ratio shall be calculated by Midas as of the end of each Fiscal Quarter commencing (for the purposes of determining the Facility Fee Percentage) as of the end of the fourth Fiscal Quarter in 2001 and shall be reported to the Administrative Agent pursuant to a certificate executed by the chief financial officer of Midas and delivered in accordance with Section 6.1(c) hereof. The Facility Fee Percentage shall be adjusted, if necessary, as of the tenth day after the actual delivery date for the certificate referenced above; provided, that if such certificate, together with the financial statements to which such certificate relates, are not delivered within 15 days after the date required for delivery of such certificate, then the Facility Fee Percentage shall be equal to 0.60% for the relevant quarter. Until adjusted as described above after the end of the fourth Fiscal Quarter in 2001 (and retroactive to October 15, 2001), the Facility Fee Percentage shall be equal to 0.50%.

     "Indebtedness" of a Person means (without duplication) such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations (excluding Contingent Operating Leases); and (g) obligations for which such Person is obligated pursuant to or in respect of a Facility Letter of Credit and the face amount of any other Letter of Credit which is not a Commercial Letter of Credit; provided, however, that solely for the purpose of calculating the Debt to EBITDA Ratio, Contingent Obligations in respect of guarantees by Midas of Indebtedness of its franchisees shall constitute Indebtedness only to the extent that such Contingent Obligations exceed $7,000,000.

     "Net Rent" means, for any computation period, with respect to Midas on a consolidated basis with its Subsidiaries, (a) gross rent expense, less (b) sublease rental income from franchisees and other Persons which are not Affiliates that reduced gross rent expense, as presented in the relevant footnotes to the most recent indicated annual financial statements required to be delivered to the Lenders pursuant to Section 6.1(a) hereof.

     "Notes" means, collectively, any promissory notes issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit A, if issued to evidence a Ratable Loan, in the form of Exhibit B, if issued to evidence a Competitive Bid Loan, or in the form of Exhibit I, if issued to evidence a Swing Line Loan, and "Note" means any one of the Notes.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans and the Swing Line Loans, the Facility Letter of Credit Obligations and all other liabilities (if any), whether actual or contingent, of the Borrowers with respect to Facility Letters of Credit, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Administrative Agent or any indemnified party hereunder arising under any of the Loan Documents.

     "pro-rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the Aggregate Commitment or if the Aggregate Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Advances, Swing Line Loans and Facility Letter of Credit Obligations.

     "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, 51% of the sum of (a) the aggregate unpaid principal amount of the outstanding Loans and Swing Line Loans plus (b) the aggregate amount of the outstanding Facility Letter of Credit Obligations.

     (ii) The following new definitions are added in alphabetical order:

     "Applicable ABR Margin" means, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as the Debt to EBITDA Ratio of Midas shall fall within the indicated ranges:

------------------------------------------------------- -------------------------------------------
                 Debt to EBITDA Ratio                              Applicable ABR Margin
------------------------------------------------------- -------------------------------------------
            greater than or equal 3.25:1.0                                  1.65%
------------------------------------------------------- -------------------------------------------
 less than 3.25:1.0 but greater than or equal 3.0:1.0                       1.25%
------------------------------------------------------- -------------------------------------------
  less than 3.0:1.0 but greater than or equal 2.5:1.0                       0.85%
------------------------------------------------------- -------------------------------------------
  less than 2.5:1.0 but greater than or equal 2.0:1.0                       0.65%
------------------------------------------------------- -------------------------------------------
  less than 2.0:1.0 but greater than or equal 1.5:1.0                       0.45%
------------------------------------------------------- -------------------------------------------
                  less than 1.5:1.0                                            0%
------------------------------------------------------- -------------------------------------------


The Debt to EBITDA Ratio shall be calculated by Midas as of the end of each Fiscal Quarter commencing (for the purposes of determining the Applicable ABR Margin) as of the end of the fourth Fiscal Quarter in 2001 and shall be reported to the Administrative Agent pursuant to a certificate executed by the chief financial officer of Midas and delivered in accordance with Section 6.1(c) hereof. The Applicable ABR Margin shall be adjusted, if necessary, as of the tenth day after the actual delivery date for the certificate referenced above; provided, that if such certificate, together with the financial statements to which such certificate relates, are not delivered within 15 days after the date required for delivery of such certificate, then the Applicable ABR Margin shall be equal to 1.65% for the relevant quarter. Until adjusted as described above after the end of the fourth Fiscal Quarter in 2001 (and retroactive to October 15, 2001), the Applicable ABR Margin shall be equal to 1.25%.


     "Floating Rate" means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such date plus (b) the Applicable ABR Margin, in each case changing when and as the Alternate Base Rate changes.

          "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $5,000,000 at any one time outstanding.

          "Swing Line Lender" means Bank One or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of the Agreement.

          "Swing Line Loan" means a swing line loan made available to a Borrower by the Swing Line Lender pursuant to Section 2.19 hereof.

     (b) Clause (a) of Section 2.1.1 of the Credit Agreement is deleted in its entirety and replaced with the following:

          (a) each Lender severally agrees to make Ratable Loans to the Borrowers in accordance with Section 2.2 in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment less the amount of such Lender's pro-rata share of the sum of (i) the outstanding principal amount of all Competitive Bid Advances (regardless of which Lender or Lenders made such Competitive Bid Advances) exclusive of Competitive Bid Advances being repaid substantially contemporaneously with the making of any such Ratable Loans plus (ii) the outstanding amount of Facility Letter of Credit Obligations at such time plus (iii) the outstanding amount of all Swing Line Loans; and

     (c) Section 2.1.2 of the Credit Agreement is deleted in its entirety and replaced with the following:

          2.1.2. Facility Amount. In no event may the sum of (a) the aggregate
                 ---------------
     principal amount of all outstanding Advances (including both the Ratable Advances and the Competitive Bid Advances) and Swing Line Loans plus (b) the outstanding amount of Facility Letter of Credit Obligations at any time exceed the Aggregate Commitment.

     (d) Section 2.8 of the Credit Agreement is deleted in its entirety and replaced with the following:

          2.8. Mandatory Prepayments. If at any time the aggregate amount of the
               ---------------------
     sum of the Loans, the Swing Line Loans and the Facility Letter of Credit Obligations exceeds the Aggregate Commitment, the Borrowers shall repay immediately then outstanding Loans in such amount as may be necessary to eliminate such excess; provided, that if an excess remains after repayment of all outstanding Loans and Swing Line Loans, then the Borrowers shall cash collateralize the Facility Letter of Credit Obligations by depositing into the Letter of Credit Cash Collateral Account such amount as may be necessary to eliminate such excess.

     (e) Section 2.9 of the Credit Agreement is amended by deleting the term "Alternate Base Rate" where it appears therein and replacing it with the term "Floating Rate."

     (f) Section 2.11 of the Credit Agreement is amended by inserting the phrase "and Swing Line Loans" following the phrase "except for repayments of Competitive Bid Loans" appearing in the first sentence of such Section.

     (g) Section 2.18.1(b) is amended by deleting clause (ii) therefrom in its entirety and replacing it with the following:

     (ii) the sum at any time of (A) the aggregate amount of Facility Letter of Credit Obligations, (B) the aggregate principal balance of outstanding Advances and (C) the aggregate principal balance of Swing Line Loans exceed the amount of the Aggregate Commitment;

     (h) Section 2.18.3 of the Credit Agreement is amended by deleting the term "Alternate Base Rate" where it appears therein and replacing it with the term "Floating Rate."

     (i) Article II of the Credit Agreement is amended by adding thereto the following new Section 2.19:

     2.19. Swing Line Loans.
           ----------------

     2.19.1. Amount of Swing Line Loans. Upon the satisfaction of the conditions
             --------------------------
precedent set forth in Section 4.2 (assuming, for the purposes hereof, that a Swing Line Loan is an Advance), at any time prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrowers from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided, at no time shall the sum of (a) the aggregate principal amount of outstanding Advances, plus (b) the aggregate amount of Facility Letter of Credit Obligations, plus (c) the principal amount of outstanding Swing Line Loans exceed the Aggregate Commitment; and provided, further, that at no time shall the sum of (i) the Swing Line Lender's pro-rata share of the Swing Line Loans plus (ii) the outstanding Ratable Loans made by the Swing Line Lender pursuant to Section 2.2, exceed the Swing Line Lender's Commitment at such time. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

     2.19.2. Borrowing Notice. The applicable Borrower shall deliver to the
             ----------------
Administrative Agent and the Swing Line Lender irrevocable notice (a "Swing Line Borrowing Notice") not later than noon (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (a) the applicable Borrowing Date (which date shall be a Business Day), and (b) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000. The Swing Line Loans shall bear interest at a rate to be agreed upon between the applicable Borrower and the Swing Line Lender, consistent with other borrowing alternatives under this Credit Agreement.

     2.19.3. Making of Swing Line Loans. Promptly after receipt of a Swing Line
             --------------------------
Borrowing Notice, the Administrative Agent shall notify the Swing Line Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Chicago, to the Administrative Agent at its address specified pursuant to Article XV. The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the applicable Borrower on the Borrowing Date at the Administrative Agent's aforesaid address.

     2.19.4. Repayment of Swing Line Loans. The Borrowers may at any time pay,
             -----------------------------
without penalty or premium, all outstanding Swing Line Loans upon notice to the Administrative Agent and the Swing Line Lender. Each Swing Line Loan shall be paid in full by the applicable Borrower on or before the seventh (7th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, the Swing Line Lender (a) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (b) shall on the seventh (7th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Ratable Loan pursuant to Section 2.2 hereof for the purpose of repaying such Swing Line Loan. Not later than noon (Chicago time) on the date of any notice received pursuant to this Section 2.19.4, each Lender shall make available its required Ratable Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to
Article XV. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Section 4.2 had not then been satisfied (assuming that a Swing Line Loan is an Advance), such Lender's obligation to make Ratable Loans pursuant to this Section 2.19.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Lender or any other Person, (ii) the occurrence or continuance of a Default or Unmatured Default, (iii) any adverse change in the condition (financial or otherwise) of Midas and its Subsidiaries, or (iv) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.19.4, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.19.4, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Ratable Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrowers shall repay in full the outstanding principal balance of the Swing Line Loans.

     (j) Section 6.13(g) of the Credit Agreement is deleted in its entirety and replaced with the following:

          (g) Purchases, so long as both before and after giving effect to such Purchase, no Default or Unmatured Default shall exist (determined, with respect to Section 6.18, on a pro forma basis based upon the financial statements of Midas and the Person whose assets or stock are being purchased, as reviewed or audited by a big five accounting firm as of the end of the preceding Fiscal Quarter, including with respect to EBITDA (for the preceding four Fiscal Quarters), Fixed Charges, and Indebtedness); provided, that to the extent that the aggregate consideration paid in respect of all Purchases made after November 9, 2001 exceeds $5,000,000, then in addition the Debt to EBITDA Ratio (determined as set forth above) shall be less than or equal to 2.75:1.0 after giving effect to each such Purchase.

     (k) Section 6.18.2 of the Credit Agreement is deleted in its entirety and replaced with the following:

          6.18.2 Debt to EBITDA Ratio. As of the end of each Fiscal Quarter,
                 --------------------
     maintain a Debt to EBITDA Ratio not to exceed the ratio set forth below for the corresponding Fiscal Quarter:

-------------------------------------------------------- -----------------------------------------------
                 Fiscal Quarter Ending                                        Ratio
-------------------------------------------------------- -----------------------------------------------
                   December 29, 2001                                         3.50:1.0
-------------------------------------------------------- -----------------------------------------------
                     March 30, 2002                                          3.50:1.0
-------------------------------------------------------- -----------------------------------------------
                     June 29, 2002                                           3.25:1.0
-------------------------------------------------------- -----------------------------------------------
   September 28, 2002 and each Fiscal Quarter ending                         2.75:1.0
                       thereafter
-------------------------------------------------------- -----------------------------------------------


     (l) Section 8.1 of the Credit Agreement is amended by adding a reference to "or Swing Line Loans" after each reference therein to "Loans".

     (m) Section 8.2 of the Credit Agreement is amended by adding the following new sentence at the end thereof:

     No amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender.

     (n) The Credit Agreement is amended by adding thereto a new Schedule I in the form of Schedule I attached hereto and made a part hereof.

     (o) The Credit Agreement is amended by adding thereto a new Exhibit I in the form of Exhibit I attached hereto and made a part hereof.

     2. Representations and Warranties of the Borrowers. Each Borrower
        -----------------------------------------------
represents and warrants that:

     (a) The execution, delivery and performance by such Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

     (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date;

     (c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

     3. Effective Date. Section 1 of this Amendment shall become effective upon
        --------------  ---------
satisfaction of the following conditions:

     (a) Executed Amendment. Receipt by the Administrative Agent of duly
         ------------------
executed counterparts of this Amendment from the Administrative Agent, the Borrowers and the Lenders.


     (b) Mandatory Prepayment. Receipt by the Administrative Agent of a
         --------------------
prepayment in the amount, if any, by which the sum of (i) the aggregate principal amount of all outstanding Advances and (ii) all Facility Letter of Credit Obligations exceeds the amount of the Aggregate Commitment, as reduced hereby.

     (c) Amendment Fees. The Borrowers shall have paid to (i) the Administrative
         --------------
Agent, for the benefit of the Lenders party hereto (provided that such Lenders execute and deliver counterparts of this Amendment to the Administrative Agent prior to 5:00 p.m. (Chicago time) on November 9, 2001), an amendment fee in an amount equal to 12.5 basis points on each such Lender's Commitment and (ii) the Administrative Agent, for its own account, the fees agreed to by the Borrowers and the Arranger pursuant to that certain letter agreement dated November 2, 2001.

     (d) Miscellaneous. Receipt by the Administrative Agent of such other
         -------------
documents, certificates, instruments and opinions as may reasonably be requested in advance of the date hereof by it.


  4. Reference to and Effect Upon the Credit Agreement.
     -------------------------------------------------


     (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

    5. Costs and Expenses. The Borrowers hereby affirm their joint and several
       ------------------
obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Administrative Agent with respect thereto.

    6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
       -------------
ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

    7. Headings. Section headings in this Amendment are included herein for
       --------
convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

    8. Counterparts. This Amendment may be executed in any number of
       ------------
counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

    9. Reaffirmation of Guaranty. Each of Midas and International hereby
       -------------------------
reaffirms its obligations under Article XIII and Article XIV, respectively, of the Credit Agreement.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                   MIDAS, INC.

                                  By:
                                      -----------------------------------------
                                  Its:
                                       ----------------------------------------


                                  MIDAS INTERNATIONAL CORPORATION

                                  By:
                                      -----------------------------------------
                                  Its:
                                       ----------------------------------------


                                  BANK ONE, NA (formerly known as The First
                                  National Bank of Chicago), individually and as Administrative Agent

                                  By:
                                      -----------------------------------------
                                  Its:
                                       ----------------------------------------


                                  CREDIT SUISSE FIRST BOSTON, individually and as Co-Agent


                                  By:
                                      -----------------------------------------
                                  Its:
                                       ----------------------------------------


                                  ABN AMRO BANK N.V.


                                  By:
                                      -----------------------------------------
                                  Its:
                                       ----------------------------------------

                                  BANQUE NATIONALE DE PARIS - CHICAGO


                                  By:
                                      -----------------------------------------
                                  Its:
                                       ----------------------------------------


                                  THE FUJI BANK, LIMITED

                                  By:
                                      -----------------------------------------
                                  Its:
                                       ----------------------------------------


                                  THE NORTHERN TRUST COMPANY


                                  By:
                                      -----------------------------------------
                                  Its:
                                       ----------------------------------------


                                  U.S. BANK NATIONAL ASSOCIATION (formerly known as Mercantile Bank National Association)


                                  By:
                                      -----------------------------------------
                                  Its:
                                       ----------------------------------------

                                   SCHEDULE I

                                  COMMITMENTS
                                  -----------

------------------------------------------------ --------------------------
                                Lender                  Commitment
------------------------------------------------ --------------------------
     Bank One, NA                                      $33,750,000
------------------------------------------------ --------------------------
     Credit Suisse First Boston                        $23,625,000
------------------------------------------------ --------------------------
     ABN AMRO Bank N.V.                                $16,875,000
------------------------------------------------ --------------------------
     Banque Nationale de Paris - Chicago               $16,875,000
------------------------------------------------ --------------------------
     The Fuji Bank, Limited                            $16,875,000
------------------------------------------------ --------------------------
     The Northern Trust Company                        $16,875,000
------------------------------------------------ --------------------------
     U.S. Bank National Association                    $10,125,000
------------------------------------------------ --------------------------
         Aggregate Commitment:                         $135,000,000
------------------------------------------------ --------------------------

                                    EXHIBIT I


                             FORM OF SWING LINE NOTE
                             -----------------------

                                 SWING LINE NOTE


$5,000,000                                                      November 9, 2001


         Midas, Inc. and Midas International Corporation (collectively, the "Borrower"), jointly and severally promise to pay to Bank One, NA (the "Swing Line Lender") the lesser of the principal sum of Five Million Dollars ($5,000,000) or the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrowers pursuant to Section 2.19 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.

         The Swing Line Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Swing Line Loan and the date and amount of each principal payment hereunder; provided, however, that neither the failure to so record nor any error in this recordation shall affect the Borrowers' obligations under this Note.

         This Note is one of the Swing Line Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of January 22, 1998 (as amended through the date hereof and as the same may be further amended, modified, restated or supplemented and in effect from time to time, the "Agreement"), among the Borrowers, the lenders party thereto, including the Swing Line Lender, and Bank One, NA, as Administrative Agent, and Credit Suisse First Boston, as Co-Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used but not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                  MIDAS, INC.

                                  By:
                                      -----------------------------------------
                                  Its:
                                       ----------------------------------------

                                  MIDAS INTERNATIONAL CORPORATION

                                  By:
                                      -----------------------------------------
                                  Its:
                                       ----------------------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                               SWING LINE NOTE OF
                                   MIDAS, INC.
                                       AND
                         MIDAS INTERNATIONAL CORPORATION
                             DATED NOVEMBER 9, 2001


                Principal     Maturity of Interest   Principal
Date         Amount of Loan          Period         Amount Paid   Unpaid Balance
----         --------------          ------         -----------   --------------